Exhibit 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Fourth Quarter and Fiscal Year 2016 Financial Results

ALISO VIEJO, CA, March 9, 2017 – Smith Micro Software, Inc. (NASDAQ: SMSI), today reported financial results for the fourth quarter and   year ended December 31, 2016.

“During the fourth quarter and continuing into the current quarter, we implemented a significant restructure across our entire organization, reducing costs, creating better utilization of resources, and streamlining our processes,” said William W. Smith Jr., President and CEO of Smith Micro Software.  “We head into our fiscal 2017 a much leaner and better positioned company and remain confident and excited about the opportunities ahead of us this year, particularly with our SafePath and NetWise IoT Services Platforms.”

Fiscal Fourth Quarter 2016 Financial Results

Smith Micro reported revenues of $7.1 million for the fourth quarter ended December 31, 2016, compared to $10.0 million reported in the fourth quarter of 2015.

Fourth quarter 2016 gross profit was $5.3 million, compared to $8.0 million reported in the fourth quarter of 2015.

Gross profit as a percentage of revenues was 75.4 percent for the fourth quarter of 2016, compared to a gross profit as a percentage of revenues of 80.0 percent for the fourth quarter of 2015.

GAAP net loss was $3.2 million, or $0.26 loss per share, for the fourth quarter of 2016, compared to a GAAP net loss of $0.6 million, or $0.05 loss per share, for the fourth quarter of 2015.  The net loss in the fourth quarter of 2016 includes restructuring charges of $0.3 million and an asset impairment charge of $0.4 million pre-tax.

Non-GAAP net loss (which excludes stock-based compensation, amortization of intangible assets, impairment charges, fair value and carrying value adjustments, non-cash debt issuance and discount costs, and normalizes tax expense) for the fourth quarter of 2016 was $1.9 million, or $0.15 loss per share, compared to non-GAAP net income of $4,000, or $0.00 earnings per share, for the fourth quarter of 2015.

Fiscal 2016 Financial Results

For the fiscal year ended December 31, 2016, the Company reported revenues of $28.2 million, compared to $39.5 million for fiscal year 2015, a decrease of 28.5 percent.

Fiscal year 2016 gross profit was $20.7 million, compared to $31.4 million for the fiscal year 2015, a decrease of 34.1 percent.

Gross profit as a percentage of revenues was 73.2 percent for fiscal year 2016, compared to 79.4 percent for the fiscal year 2015.

GAAP net loss for the fiscal year ended December 31, 2016 was $14.5 million, or $1.21 loss per share, compared to

Smith Micro Software Fourth Quarter 2016 Financial Results	Page 2 of 6

a net loss of $2.6 million, or $0.23 loss per share, for fiscal year 2015.

Non-GAAP net loss (which excludes stock-based compensation, amortization of intangible assets, impairment charges, fair value and carrying value adjustments, non-cash debt issuance and discount costs, and normalizes tax expense) for the fiscal year ended December 31, 2016 was $8.6 million, or $0.72 loss per share, compared to a non-GAAP net loss of $0.2 million, or $0.02 loss per share, for fiscal year 2015.  The net loss in 2016 includes restructuring charges of $0.3 million and an impairment charge of $0.4 million pre-tax.

Total cash and cash equivalents at December 31, 2016 were $2.2 million.

The Company uses a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss), and earnings (loss) per share in the presentation of financial results in this press release. Management believes that this presentation may be more meaningful in analyzing our income generation since stock-based compensation, amortization of intangible assets, impairment charges, fair value and carrying value adjustments, and non-cash debt issuance and discount costs are excluded from the non-GAAP earnings calculation and adjustments are made for Proforma taxes. Since we are in a cumulative loss position, the non-GAAP income tax expense (benefit) for the fiscal year 2016 was computed by using a tax rate of 38 percent using the Company’s normalized combined U.S. federal, state and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The tables below present the differences between non-GAAP earnings and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro Software will hold an investor conference call today to discuss the Company’s fourth quarter and total year 2016 results at 4:30 p.m. ET, March 9, 2017. To access the call, dial (888) 715-1402; international participants can call 913-312-1502. When prompted provide the participant pass code 6267642.  Participants are asked to call the assigned number approximately 10 minutes before the conference call begins.  In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, device manufacturers, and enterprise businesses around the world.  From optimizing wireless networks to uncovering customer experience insights, and from streamlining Wi-Fi access to ensuring family safety, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones. Our portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual messaging, video streaming, and 2D/3D graphics applications. For more information, visit smithmicro.com (NASDAQ: SMSI)

Smith Micro Software Fourth Quarter 2016 Financial Results	Page 3 of 6

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new sales opportunities and interest in the company’s products and solutions, the company's ability to increase its revenue by capitalizing on new opportunities, and customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the company’s ability to continue as a going concern, our ability to raise more funds to meet our capital needs, changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance and timing of deployment of those technologies, and the company's ability to compete effectively with other software and technology companies. These and other factors discussed in the company's filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Note:  Financial Schedules Attached

Smith Micro Software Fourth Quarter 2016 Financial Results	Page 4 of 6

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) – unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Asset Impairment	Change in Fair Value	Note Issue/ Discount	Taxes	Non- GAAP
Three Months Ended 12/31/16:
Gross profit	$5,344	$—	$—	$—	$—	$—	$—	$5,344
Loss before provision for income taxes	$(3,489)	$353	$84	$411	$(575)	$195	$—	$(3,021)
Net loss	$(3,212)	$353	$84	$411	$(575)	$195	$871	$(1,873)
EPS-diluted	$(0.26)	$0.03	$0.01	$0.03	$(0.05)	$0.02	$0.07	$(0.15)

Three Months Ended 12/31/15:
Gross profit	$8,002	$2	$—	$—	$—	$—	$—	$8,004
Loss before provision for income taxes	$(546)	$552	$—	$—	$—	$—	$—	$6
Net loss	$(591)	$552	$—	$—	$—	$—	$43	$4
EPS-diluted	$(0.05)	$0.05	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Twelve Months Ended 12/31/16:
Gross profit	$20,671	$3	$—	$—	$—		$—	$20,674
Loss before provision for income taxes	$(14,741)	$1,528	$196	$411	$(1,578)	$247	$—	$(13,937)
Net loss	$(14,512)	$1,528	$196	$411	$(1,578)	$247	$5,067	$(8,641)
EPS-diluted	$(1.21)	$0.13	$0.02	$0.03	$(0.13)	$0.02	$0.42	$(0.72)

Twelve Months Ended 12/31/15:
Gross profit	$31,355	$11	$—	$—	$—	$—	$—	$31,366
Loss before provision for income taxes	$(2,534)	$2,249	$—	$—	$—	$—	$—	$(285)
Net loss	$(2,602)	$2,249	$—	$—	$—	$—	$176	$(177)
EPS-diluted	$(0.23)	$0.20	$0.00	$0.00	$0.00	$0.00	$0.02	$(0.02)

Smith Micro Software Fourth Quarter 2016 Financial Results	Page 5 of 6

Smith Micro Software, Inc.

Statements of Operations and Comprehensive Loss for the Three and Twelve Months Ended December 31, 2016 and 2015

(in thousands, except per share amounts) - unaudited

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Revenues	$7,084	$10,006	$28,235	$39,507
Cost of revenues	1,740	2,004	7,564	8,152
Gross profit	5,344	8,002	20,671	31,355

Operating expenses:
Selling and marketing	2,226	2,263	9,615	8,902
Research and development	3,702	3,595	15,906	13,863
General and administrative	2,463	2,691	10,341	11,128
Restructuring expense	303	—	303	—
Long-lived asset impairment	411	—	411	—
Total operating expenses	9,105	8,549	36,576	33,893
Operating loss	(3,761)	(547)	(15,905)	(2,538)
Non-operating income:
Change in fair value of warrant liability	575	—	910	—
Change in fair value of contingent liability	—	—	668	—
Interest income (expense), net	(308)	—	(389)	—
Other income (expense), net	5	1	(25)	4
Loss before provision for income taxes	(3,489)	(546)	(14,741)	(2,534)
Provision for income tax expense (benefit)	(277)	45	(229)	68
Net loss	$(3,212)	$(591)	$(14,512)	$(2,602)

Other comprehensive income, before tax:
Unrealized holding gains on available-for-sale securities	—	(2)	2	(1)
Other comprehensive income, net of tax	—	(2)	2	(1)
Comprehensive loss	$(3,212)	$(593)	$(14,510)	$(2,603)

Loss per share:
Basic and diluted	$(0.26)	$(0.05)	$(1.21)	$(0.23)

Weighted average shares outstanding:
Basic and diluted	12,323	11,465	11,951	11,487

Smith Micro Software Fourth Quarter 2016 Financial Results	Page 6 of 6

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2016	2015
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash & cash equivalents	$2,229	$8,819
Short term investments	—	4,078
Accounts receivable, net	4,962	8,145
Income tax receivable	1	13
Inventory, net	12	39
Prepaid and other assets	713	692
Total current assets	7,917	21,786
Equipment & improvements, net	1,811	2,492
Other assets	149	195
Intangible assets, net	745	—
Goodwill	3,686	—
TOTAL ASSETS	$14,308	$24,473

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,907	$1,708
Accrued liabilities	3,503	5,064
Deferred revenue	98	440
Total current liabilities	5,508	7,212

Related party notes payable, net	967	—
Notes payable, net	967	—
Warrant liability	1,210	—
Deferred tax liability	181	—
Other long-term liabilities	2,971	3,235
Total non-current liabilities	6,296	3,235

Stockholders' Equity:
Common stock	12	46
Additional paid in capital	227,889	224,867
Accumulated comprehensive deficit	(225,397)	(210,887)
Total stockholders' equity	2,504	14,026
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$14,308	$24,473